Exhibit 99.1
REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (this “Agreement”) is made and entered into as of November 5, 2010, by and among PHI, Inc., a Louisiana corporation (the “Company”), and each of the Guarantors (as defined herein) (the Company and the Guarantors are referred to collectively herein as the “Issuers”), Al A. Gonsoulin (“Gonsoulin”) and Matzke Family Trust (together with Gonsoulin, the “Purchasers” and each a “Purchaser”).
     WHEREAS, on September 23, 2010, the Issuers sold $300,000,000 aggregate principal amount of 8.625% Senior Notes due 2018 (including the guarantees thereof by the Guarantors, the “Notes”), of which $297,000,000 was sold pursuant to a purchase agreement between the Issuers and UBS Securities LLC and $3,000,000 was sold in a private placement to the Purchasers (the “Regulation D Notes”); and
     WHEREAS, in consideration for the purchase of the Regulation D Notes, the Issuers desire to provide the Purchasers certain registration rights with respect to the Regulation D Notes as set forth in this Agreement.
     NOW THEREFORE, the Issuers agree with the Purchasers as follows:
1. Definitions. As used in this Agreement, in addition to the terms defined in the preamble, the following terms shall have the following meanings:
     “Commission” means the Securities and Exchange Commission.
     “Effectiveness Period” shall have the meaning set forth in Section 2(a).
     “Filing Date” means, with respect to the Shelf Registration Statement required hereunder, the 90th calendar day following the execution of this Agreement.
     “Guarantors” means each of the persons executing this Agreement as a guarantor, as set forth on the signature page, on the date hereof, and each person who becomes a guarantor of the Regulation D Notes thereafter.
     “Prospectus” means the prospectus included in the Shelf Registration Statement relating to the offer and resale of any portion of the Regulation D Notes by the Purchasers, and all amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.
     “Securities Act” means the Securities Act of 1933, as amended and regulations thereunder, as from time to time in effect.
     “SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.
     “Shelf Registration Statement” means a shelf registration statement filed on Form S-3 (or such other form as may permit the continuous resale of the Regulation D Notes by the Purchasers), together with all exhibits and material incorporated by reference or deemed to be incorporated by reference in such shelf registration statement.
2. Registration Procedures.
     In connection with the registration of the Regulation D Notes, the parties agree as follows:
(a) The Company shall use commercially reasonable efforts to prepare and file with the Commission, by the Filing Date, a Shelf Registration Statement registering the resale of the Regulation D Notes by the Purchasers on a continuous basis during the Effectiveness Period (as hereinafter defined) subject to the terms of this Agreement. In order to have the benefit of this Agreement, a Purchaser must furnish to the Company any information requested by the Company regarding the Purchaser or the Purchaser’s distribution of the Regulation D Notes as the Company reasonably determines is required to be included in the Shelf Registration Statement (or related Prospectus). Subject to the terms of this Agreement, the Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until the earlier of such time as all Regulation D Notes covered by such Shelf Registration Statement (i) have been resold, or (ii) are no longer subject to any restrictions on transfer under the securities laws, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company (the “Effectiveness Period”). The Company shall promptly notify the Purchasers of the effectiveness of the Shelf Registration Statement. Notwithstanding the foregoing, the Company may postpone the filing or the effectiveness of the Shelf Registration Statement for such time as the Company’s Board of Directors, or both of the Company’s Chief Executive Officer and Chief Financial Officer, determines in good faith is appropriate for valid business reasons and in the best interests of the Company and its stockholders (not including avoidance of the Company’s obligations hereunder), including proposed or pending corporate developments and similar events the disclosure of which at the time would not be in the best interests of the Company and its stockholders, or because of other pending filings with the SEC.
     (b) Following the filing and effectiveness of the Shelf Registration Statement, any Purchaser desiring to offer and resell Regulation D Notes shall, prior to commencing any such offer and resale, notify the Company in writing of such desire. Upon receipt of such correspondence, the Company shall use commercially reasonable efforts to promptly file any Prospectus, including any amendments or supplements thereto, with the Commission as may be required by SEC Guidance to permit the registered offer and resale of Regulation D Notes. The Purchaser shall not use the Prospectus in connection with the offer and resale of Regulation D Notes, or otherwise commence any offer and resale of Regulation D Notes, until such time as the Company notifies Purchaser in writing of (i) the filing of the requisite Prospectus (including any amendments and supplements) relating to such offer and resale, and (ii) the availability of the Shelf Registration Statement. Notwithstanding the foregoing, the Company may postpone the filing of a Prospectus (including any supplement or amendment thereto) for such time as the Company’s Board of Directors, or both of the Company’s Chief Executive Officer and Chief Financial Officer, determines in good faith is appropriate for valid business reasons and in the best interests of the Company and its stockholders (not including avoidance of the Company’s obligations hereunder), including proposed or pending corporate developments and similar events the disclosure of which at the time would not be in the best interests of the Company and its stockholders, or because of other pending filings with the SEC.
     (c) The Company shall respond as promptly as reasonably practical to any comments received from the Commission with respect to the Shelf Registration Statement or any amendment thereto and provide as promptly as reasonably practical to the Purchasers true and complete copies of all correspondence from and to the Commission relating to the Shelf Registration Statement.
     (d) The Company may suspend the use of the Shelf Registration Statement and related Prospectus by the Purchasers, with such suspension immediately effective upon receipt by the Purchasers of notice of such suspension from the Company, upon the occurrence of any of the following (with the determination of such occurrence in the Company’s sole and absolute discretion): (i) any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Shelf Registration Statement or Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose; (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Regulation D Notes for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event or passage of time that makes the financial statements included in the Shelf Registration Statement or Prospectus ineligible for inclusion therein or any statement made in the Shelf Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Shelf Registration Statement or Prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (v) the Company’s Board of Directors, or both the Company’s Chief Executive Officer and Chief Financial Officer, determines in good faith that suspension of the use of the Shelf Registration Statement or Prospectus is appropriate for valid business reasons and in the best interests of the Company and its stockholders (not including avoidance of the Company’s obligations hereunder), including proposed or pending corporate developments and similar events the disclosure of which at the time would not be in the best interests of the Company and its stockholders, or because of other pending filings with the SEC.
     (e) The Company shall use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of any order stopping or suspending the effectiveness of the Shelf Registration Statement.
     (f) Subject to the terms of this Agreement, the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the Purchasers in connection with the offering and sale of the Regulation D Notes.
     (g) Upon the suspension of the availability of the Shelf Registration Statement and related Prospectus contemplated by Section 3(d)(i)-(iv), the Company shall use commercially reasonable efforts to prepare a supplement or amendment, including a post-effective amendment, to the Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Shelf Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Upon a determination by the Company, in its sole and absolute discretion, that the events giving rise to the suspension of the Shelf Registration Statement and related Prospectus have been adequately remedied, the Company shall notify the Purchasers that the availability of the Shelf Registration Statement and related Prospectus is resumed.
     (h) The Company shall provide the Purchasers with such copies of the Prospectus as they may reasonably request, and shall cooperate reasonably with the Purchasers and the trustee under the indenture for the Regulation D Notes to facilitate the timely transfer of Regulation D Notes sold pursuant to the Shelf Registration Statement.
     (i) Notwithstanding the foregoing, if during the Effectiveness Period, for any reason the Issuers shall become unable or ineligible under SEC Guidance to register or permit the offer and sale of the Regulation D Notes on Form S-3 (or a similar successor form) for continuous resale and in a manner that permits automatic incorporation by reference of the Company’s SEC filings, the Issuers shall no longer be required to maintain the effectiveness of the Shelf Registration Statement. In such case, the Issuers shall use their commercially reasonable efforts, when and as may be reasonably requested by a Purchaser, to register under the Securities Act a contemplated offering and sale of Regulation D Notes under terms and conditions similar to those contained therein.
     (j) The parties acknowledge that the Regulation D Notes are currently a “covered security” under the Securities Act and therefore that the Securities Act preempts any state law requirements for registration or qualification of the Regulation D Notes or offers and sales of the Regulation D Notes. If, during the Effectiveness Period, such preemption shall no longer be available, the Issuers shall not be required to qualify or register the Regulation D Notes for offer or sale in any state; however, upon request of a Purchaser, the Company’s Board of Directors may determine that the Issuers may proceed with such registration and qualification under such terms as the Company’s Board believes are appropriate and in the best interests of the Company and its stockholders. The Issuers shall not be required to register or qualify the Regulation D Notes for offer or sale in any foreign jurisdiction.
     (k) Each Purchaser agrees that, within 30 days of a written request by the Company, such Purchaser will notify the Company of the amount of Regulation D Notes sold pursuant to the Shelf Registration Statement and the amount of Regulation D Notes that continue to be held by the Purchaser. If after a second request, and another 30-day period, the Purchaser has not responded to the Company’s request, the Company shall be entitled to assume that all of such Regulation D Notes have been sold, and the Company’s obligations to such Purchaser under this Agreement shall terminate.
     (l) The Issuers represent and warrant to each Purchaser that the Shelf Registration Statement when effective, and the Prospectus, when made available for delivery by Purchasers in accordance with this Agreement, shall conform in all material respects with SEC Guidance.

3. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers shall be borne by the Issuers whether or not any Regulation D Notes are sold pursuant to the Shelf Registration Statement. The fees and expenses referred to in the foregoing sentence include: (i) all registration and filing fees with respect to filings made with the Commission, (ii) fees and expenses of the Issuers’ counsel and auditors, and (iii) fees and expenses of all other persons retained by the Issuers in connection with the consummation of the transactions contemplated by this Agreement. Notwithstanding anything contained herein to the contrary, in no event shall the Issuers be responsible for any broker or similar commissions, or any legal fees or other costs incurred by Purchasers in connection with the execution of this Agreement or the offer and resale of Regulation D Notes contemplated herein.
4. Miscellaneous.
     (a) Underwritten Offering. Nothing contained in this Agreement shall be interpreted as permitting the Purchasers to offer Regulation D Notes in an underwritten offering. The Issuers shall not, under any circumstances, be required to effect an underwritten registration of Regulation D Notes, enter into any underwriting or other distribution agreement or participate in “road show” or other marketing activities related to the offer and sale of Regulation D Notes.
     (b) Compliance. Each Purchaser covenants and agrees that such Purchaser will comply with the Director Purchase Agreement and Accredited Investor Letter, each dated September 16, 2010, and with the applicable prospectus delivery and other applicable requirements of the Securities Act.
     (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Issuers and the Purchasers.
     (d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and delivered in accordance with the instructions set forth on the signature page.
     (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. The Purchasers may not assign their respective rights and obligations hereunder without the prior written consent of the Issuers. The Purchaser’s rights under this Agreement are not transferable to a transferee of the Regulation D Notes. The Issuers may not assign their rights and obligations hereunder without the prior written consent of Purchasers.
     (f) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
     (g) Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the laws of the State of Louisiana. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the federal courts of the United States of America located in the State of Louisiana, or, if jurisdiction in such federal court is not available, the courts of the State of Louisiana, for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereby irrevocably waives any and all right to trial by jury in any such suit or proceeding.
     (h) Independent Nature of Purchasers. Nothing contained herein or in any other agreement or document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement.
     (i) Guarantors. Until such time as all of the Regulation D Notes covered by the Shelf Registration Statement (i) have been resold, or (ii) are no longer subject to any restrictions on transfer under the securities laws, the Company shall cause each person that becomes a guarantor of the Regulation D Notes under the indenture governing such notes to join the Company in all of its undertakings hereunder. Any Guarantor that ceases pursuant to the indenture to guarantee the Regulation D Notes shall be automatically released from its obligations under this Agreement if the participation of such Guarantor is no longer necessary in connection with the registration of the offer and sale of the Regulation D Notes under the Securities Act.
     (j) Termination. Notwithstanding anything to the contrary herein, if the Company shall cease to be subject to Section 13 or 15(d) under the Securities Act, then the Issuers’ obligations under this Agreement shall immediately terminate.
[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first written above.

COMPANY:

PHI, INC.

By:	/s/ Michael J. McCann Michael J. McCann
Chief Financial Officer and Secretary
201 Evangeline Thruway
Lafayette, Louisiana 70508

GUARANTORS:

INTERNATIONAL HELICOPTER TRANSPORT, INC.
PHI TECH SERVICES, INC.
AIR EVAC SERVICES, INC.
PHI AIR MEDICAL, INC.
PETROLEUM HELICOPTERS INTERNATIONAL, INC.
HELICOPTER MANAGEMENT, L.L.C.
HELICOPTER LEASING, L.L.C.
HELEX, L.L.C.
SKY LEASING, L.L.C.
VERTILEASE, LLC
LEASING SOURCE, LLC

By:	/s/ Michael J. McCann Michael J. McCann
Vice President

HOLDERS:

/s/Al A. Gonsoulin Al A. Gonsoulin

Address:

MATZKE FAMILY TRUST

By:	/s/ Richard H. Matzke Richard H. Matzke, Trustee

Address: